UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2024

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the retirement and resignation of Dennis Meteny from his position as a member of the Board of Directors (the “Board”) of AngioDynamics, Inc. (“AngioDynamics” or the “Company”) and all committees thereof (as previously disclosed in the Current Report on Form 8-K filed by the Company on January 22, 2024), on February 8, 2024 the Board appointed Wesley Johnson as the new chair of the Audit Committee and Jan Stern Reed as the new chair of the Nominating, Compliance and Corporate Governance Committee.

Additionally, in order to rebalance the classes of the Board following the retirement and resignation of Mr. Meteny, James Clemmer resigned from his position as a Class II director on the Board and was immediately re-appointed as a Class I director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. The resignation and reappointment of Mr. Clemmer was effected solely for the purpose of rebalancing each class of directors to consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and for all other purposes, Mr. Clemmer’s service on the Board is deemed to have continued uninterrupted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: February 13, 2024	By:	/s/ Stephen A. Trowbridge
		Name:	Stephen A. Trowbridge
		Title:	Executive Vice President and
Chief Financial Officer